EXHIBIT 99.1


NEWS RELEASE

            Contact: David E. Bosher, Vice President and Treasurer (analysts)
                         (804) 287-5685
                     Teri Schrettenbrunner, Director of Public Relations (media)
                         (804) 287-6260

           CADMUS COMMUNICATIONS CORPORATION REPORTS RECORD SALES FOR FOURTH QUARTER AND YEAR; PROFITS INCREASE 65%


RICHMOND, VA, July 30, 1998 - Cadmus Communications Corporation (NASDAQ NMS:CDMS) today reported record results for the fourth quarter and fiscal year ended June 30, 1998. Financial highlights were as follows:

            o Income before restructuring charges increased 65% to $3.3 million, or $.40 per share, in the fourth quarter. Full year income before restructuring rose 49% to a record $11.5 million, or $1.41 per share.

            o Sales for the fourth quarter of fiscal 1998 reached record levels for any quarter in the Company's history, rising 8% to $104.2 million from $96.8 million in the fourth quarter of fiscal 1997.

            o Gross profit margins  improved to 22.9% of sales from 22.2% in the fourth quarter of fiscal 1997.

            o SG&A expenses in the fourth quarter declined as a percent of sales to 15.6% from 16.5% in fiscal 1997.

            o Operating margins before restructuring charges rose to 7.4% of sales in the fourth quarter from 5.7% in fiscal 1997. This was the sixth consecutive quarter of year-over-year improvement.

C. Stephenson Gillispie, Jr., chairman, president and chief executive officer, stated, "We again recorded impressive growth in sales and earnings in the fourth quarter, and exceeded our expectations for both the quarter and our fiscal year. This performance is the result of the successful execution of our restructuring program and improvement in several key businesses. Profitability in our Marketing Communications sector was much improved, led by double-digit sales growth from our packaging/promotional, point-of-purchase, graphic solutions and direct marketing product lines. In addition, our highly-profitable Professional Communications sector posted record operating profits and margins for the quarter and for the year."

Gillispie added, "The improvement we saw in fiscal 1998 places Cadmus truly back on track. This operating and financial strength allows us to pursue more aggressive growth and consolidation opportunities in our niche markets. These opportunities, together with continued solid operating performance from our market-leading Professional Communications sector, should permit Cadmus to achieve further gains in profitability and shareholder value in the coming year."

FISCAL FOURTH QUARTER OPERATING RESULTS - DETAILED REVIEW

Income before restructuring charges increased 65% in the fourth quarter to $3.3 million, or $.40 per share, compared to income of $2.0 million, or $.25 per share, in the fourth quarter of fiscal 1997. Fourth quarter 1998 results include a restructuring charge of $3.95 million pre-tax, or $.30 per share, related to integration costs associated with the Company's acquisition of Germersheim, Inc. and fourth quarter 1997 results include a restructuring charge of $19.9 million pre-tax, or $1.61 per share, related to the closure of certain under-performing operations and an overall reduction of operating costs. Net income in the fourth quarter was $0.9 million, or $.10 per share, compared to a net loss of $10.9 million, or $1.36 per share, in the fourth quarter of 1997. There were 8,285,000 weighted average shares outstanding for the fourth quarter of 1998, compared to 8,027,000 weighted average shares outstanding for the same period last year.

Sales for the fourth quarter of 1998 rose 8% to a record $104.2 million. Adjusted for businesses discontinued in connection with the 1997 restructuring, sales growth was 11% in the fourth quarter. Marketing Communications sales, adjusted for these discontinued businesses, rose 25% in the fourth quarter. This increase was driven by double-digit sales growth from the Company's packaging/promotional, point-of-purchase, graphic solutions and direct marketing product lines.

Cadmus' gross profit margin continued its improvement trend, rising to 22.9% of sales in the fourth quarter of 1998 from 22.2% last year, due primarily to a favorable change in product mix and the impact of the 1997 restructuring actions. Selling, general and administrative expenses also continued to decline as a percent of sales, falling to 15.6% in the fourth quarter of 1998 compared to 16.5% last year. As a result, operating income before restructuring charges rose 38% in the fourth quarter to a record $7.7 million from $5.6 million in the same period of 1997. In addition, Cadmus' operating margin before restructuring charges also continued to improve, rising to 7.4% of sales, compared to 5.7% in the fourth quarter of 1997.

FISCAL FULL-YEAR OPERATING RESULTS - DETAILED REVIEW

Net income for the fiscal year ended June 30, 1998 was $9.1 million, or $1.11 per share, compared to a loss of $5.0 million, or $.63 per share, for the same period last year. Income before restructuring charges in 1998 was $11.5 million, or $1.41 per share, representing a 49% increase over the $7.7 million, or $.96 per share, earned in 1997. Weighted average shares outstanding were 8,176,000 and 8,035,000 for years 1998 and 1997, respectively.

Sales for fiscal 1998 rose 2% to a record $393.8 million. Adjusted for businesses discontinued in connection with the 1997 restructuring, sales growth was 7%. For the year, Marketing Communications sales, adjusted for these discontinued businesses, rose a robust 19%. Gross profit improved year over year, rising to 22.8% of sales from 22.2% last year, again due primarily to a favorable change in product mix and the impact of the 1997 restructuring actions. Selling, general and administrative expenses fell to 15.8% of sales compared to 16.4% last year. As a result, operating income before restructuring charges rose 24% for the year to a record $27.7 million and operating margins before restructuring charges improved to 7.0% of sales, compared to 5.8% in fiscal 1997.

COMPANY DESCRIPTION

Cadmus Communications Corporation provides customers with integrated, end-to-end information and communications solutions. The Company is organized around two primary business sectors: Professional Communications serving customers who publish information, and Marketing Communications serving customers who convey marketing messages. Cadmus' services include commercial printing, advertising, custom publishing, direct marketing, financial communication, journal production, point-of-purchase, specialty packaging, software duplication, catalog production, and magazine production. Headquartered in Richmond, Virginia, Cadmus is the 22nd largest graphic communications company in North America.

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995:

Information in this release relating to Cadmus' future prospects and performance are "forward-looking statements" and, as such, are subject to certain risks and uncertainties that could cause actual results to differ materially. Potential risks and uncertainties include but are not limited to: (1) continuing competitive pricing in the markets in which the Company competes, (2) the gain or loss of significant customers or the decrease in demand from existing customers, (3) the ability of the Company to continue to obtain improved efficiencies and lower overall production costs, (4) changes in the Company's product sales mix, (5) the effective integration of recent acquisitions, (6) the performance of new management and leadership teams in the Company and its divisions, (7) the impact of industry consolidation among key customers, and (8) continued strength in the U.S. capital markets.

                     **(See attached financial highlights)**

               CADMUS COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)
                                   (Unaudited)


                                                    Three Months Ended                            Twelve Months Ended
                                                          June 30,                                      June 30,
                                           ----------------------------------------      ----------------------------------------
                                                                            As                                            As
                                                             As          Adjusted                                      Adjusted
                                                          Reported       (Note 1)                      As Reported     (Note 1)
                                                          ----------    -----------                    ------------   -----------
                                             1998           1997           1997            1998           1997           1997
                                           ----------     ----------    -----------      ----------    ------------   -----------



Net sales                                 $  104,179    $    96,770   $    96,770       $  393,823   $     384,942   $  384,942

Operating expenses:
     Cost of sales                            80,308         75,301        75,348          304,014         299,525      299,840
     Selling and administrative               16,208         15,919        15,919           62,141          63,123       63,123
     Restructuring charge                      3,950         19,949        19,949            3,950          19,699       19,699
                                           ----------     ----------    -----------      ----------    ------------   -----------
                                             100,466        111,169       111,216          370,105         382,347      382,662

Operating income                               3,713        (14,399)      (14,446)          23,718           2,595        2,280

Interest and other expenses:
     Interest                                  2,031          1,798         1,798            7,595           7,788        7,788
     Other, net                                  283            501           501            1,343           1,928        1,928
                                           ----------     ----------    -----------      ----------    ------------   -----------
                                               2,314          2,299         2,299            8,938           9,716        9,716


Income before income taxes                     1,399        (16,698)      (16,745)          14,780          (7,121)      (7,436)

Income tax expense (benefit)                     539         (5,785)       (5,803)           5,690          (2,098)      (2,219)
                                           ----------     ----------    -----------      ----------    ------------   -----------

Net income (loss)                        $       860    $   (10,913)  $   (10,942)      $    9,090   $      (5,023)  $   (5,217)
                                           ==========     ==========    ===========      ==========    ============   ===========


Net income (loss) per share,
assuming dilution                        $       .10    $     (1.36)  $     (1.36)      $     1.11    $      (0.63)   $   (0.65)
                                           ==========     ==========    ===========      ==========    ============   ===========

Weighted average common shares                 8,285          8,027         8,027            8,176           8,035        8,035
                                           ==========     ==========    ===========      ==========    ============   ===========




(1) During the fourth quarter of fiscal 1998, the Company changed its method of accounting for certain of its inventories from the Last-In-First-Out (LIFO) method to the First-In-First-Out (FIFO) method. As required by generally accepted accounting principles, the Company has retroactively adjusted prior year financial statements for the change. This column reflects the retroactively adjusted financial statements. The restatement had no effect on net income in fiscal 1998 and increased the net loss in fiscal 1997 by $194,000, or $0.02 per share. The impact on the fourth quarter of fiscal 1997 was not material.

                          SELECTED HIGHLIGHTS (NOTE 2)
               (In thousands, except per share data and percents)
                                  (Unaudited)


                                                     Three Months Ended                          Twelve Months Ended
                                                          June 30,                                     June 30,
                                           ---------------------------------------      ---------------------------------------
                                                                           As                                           As
                                                            As          Adjusted                          As         Adjusted
                                                         Reported       (Note 1)                       Reported      (Note 1)
                                                         ----------    -----------                    -----------    ----------
                                             1998          1997           1997            1998           1997          1997
                                           ----------    ----------    -----------      ----------    -----------    ----------



Operating income                               7,663         5,550         5,503           27,668        22,294         21,979
Net income                                     3,311         2,011         1,982           11,541         7,750          7,556
Depreciation & amortization
expense                                        4,836         4,426         4,426           18,444        18,188         18,188
Percent to net sales:
     Gross profit                               22.9%         22.2%         22.1%            22.8%         22.2%          22.1%
     Selling, general and
         administrative expenses                15.6%         16.5%         16.5%            15.8%         16.4%          16.4%
     Operating income                            7.4%          5.7%          5.7%             7.0%          5.8%           5.7%
Earnings per share                               .40           .25           .25             1.41           .96            .94



                                           CONDENSED CONSOLIDATED BALANCE SHEET
                                                      (In thousands)
                                                       (Unaudited)


                                                                                               June 30,
                                                                        -------------------------------------------------------
                                                                                                                       As
                                                                                                 As                 Adjusted
                                                                                              Reported              (Note 1)
                                                                                             ------------         -------------
                                                                           1998                 1997                  1997
                                                                       -------------         ------------         -------------


ASSETS:
    Cash and cash equivalents                                        $          --        $          184       $         184
    Other current assets                                                   104,120               100,758             101,524
    Property plant and equipment, net                                      133,836               118,621             118,621
    Goodwill and other intangibles (net), and other assets                  53,796                46,587              46,587
                                                                       -------------         ------------         -------------

TOTAL ASSETS                                                         $     291,752        $      266,150       $     266,916
                                                                       =============         ============         =============

LIABILITIES AND SHAREHOLDERS' EQUITY:
    Short-term borrowings and current
        maturities of long-term debt                                 $       8,531        $        6,667       $       6,667
    Other current liabilities                                               64,652                52,879              52,879
    Long-term debt                                                          93,224                89,452              89,452
    Other long-term liabilities                                             15,529                17,275              17,275
    Shareholders'equity                                                    109,816                99,877             100,643
                                                                       -------------         ------------         -------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                           $     291,752        $      266,150       $     266,916
                                                                       =============         ============         =============


(1)   See Note 1 following Consolidated Statements of Income.

(2) Selected highlights exclude the effects of restructuring charges of $3.95 million ($2.5 million after tax) in fiscal 1998 and $19.7 million ($12.7 million after tax) in fiscal 1997.